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                                                                    Exhibit 99.1

                                      PROXY
           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

                           CROWN RESOURCES CORPORATION

The undersigned hereby appoints Christopher E. Herald and James R. Maronick proxies, with full power of substitution, to vote, as designated below, all shares of Common Stock of Crown Resources Corporation (the "Company"), which the undersigned is entitled to vote at the Special Meeting of shareholders of the Company ("Special Meeting") to be held at 4251 Kipling Street, Suite 390, Wheat Ridge, Colorado, on __________, 2004, at ___:___ _.m., local time, or any adjournment(s) thereof. IF NO INSTRUCTIONS ARE SPECIFIED, THIS PROXY WILL BE VOTED "FOR" ALL PROPOSALS IN ACCORDANCE WITH THE RECOMMENDATION OF THE BOARD OF DIRECTORS.

     1. To approve a plan of merger among Crown, Kinross Gold Corporation, a corporation organized in the Province of Ontario, Canada ("Kinross"), and Crown Merger Corporation, a wholly-owned subsidiary of Kinross ("Crown Merger"), in accordance with the terms of the Acquisition Agreement and Agreement and Plan of Merger among Kinross, Crown, and Crown Merger, dated as of November 20, 2003, as amended, such that Crown will become a wholly-owned subsidiary of Kinross upon completion of the merger.

                FOR  |_|           AGAINST |_|          ABSTAIN |_|

     2. To approve one or more adjournments of the special meeting, if necessary, to permit further solicitation of proxies if there are not sufficient votes at the time of the special meeting to approve the plan of merger.

                FOR  |_|           AGAINST |_|          ABSTAIN |_|

     3. To transact such other business as may properly come before the Special Meeting or any adjournment(s) thereof.

                FOR  |_|           AGAINST |_|          WITHHOLD AUTHORITY |_|

The Board of Directors and the Board of Directors unanimously recommends that the shareholders vote "FOR" all proposals. To vote in accordance with the Board of Directors' recommendations, sign below. The "FOR" boxes may, but need not, be checked. To vote against any proposal or to abstain from voting on any proposal, check the appropriate box above.

PLEASE PRINT YOUR NAME AND SIGN EXACTLY AS YOUR NAME APPEARS IN THE RECORDS OF THE COMPANY. WHEN SHARES ARE HELD BY JOINT TENANTS, BOTH SHOULD SIGN. WHEN SIGNING AS AN ATTORNEY, EXECUTOR, ADMINISTRATOR, TRUSTEE, OR GUARDIAN, PLEASE GIVE FULL TITLE AS SUCH. IF A CORPORATION, PLEASE SIGN IN FULL CORPORATE NAME BY PRESIDENT OR OTHER AUTHORIZED OFFICER. IF A PARTNERSHIP, PLEASE SIGN IN PARTNERSHIP NAME BY AUTOHRIZED PERSON.

                                   Dated:_______________________________________


                                   _____________________________________________
                                   Signature


                                   _____________________________________________
                                   Signature (if held jointly)

                                   PLEASE MARK, SIGN, DATE, AND
                                   RETURN THIS PROXY TO: